SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]
Bulldog Investors, LLC
Attn: Phillip Goldstein
250 Pehle Avenue, Suite 708
Saddle Brook, NJ 07663
Phone: 201 881-7100
Fax: 201 556-0097

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
Definitive Proxy Statement [x]
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-
12

BDCA Venture, Inc.
(Name of Registrant as Specified in Its Charter)

Bulldog Investors, LLC
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required [x].

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials [].

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing [].

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:


PROXY STATEMENT OF BULLDOG INVESTORS, LLC IN OPPOSITION TO THE SOLICITATION BY THE BOARD OF DIRECTORS OF BDCA VENTURE, INC. FOR THE 2015 ANNUAL MEETING OF SHAREHOLDERS

Bulldog Investors, LLC ("Bulldog Investors") is sending this proxy statement and the enclosed GREEN proxy card to shareholders of BDCA Venture, Inc.
(the "Fund") of record as of May 13, 2015. We are soliciting a proxy to vote your shares at the 2015 Annual Meeting of Shareholders (the "Meeting") which is scheduled for July 9, 2015. Please refer to the Fund's proxy soliciting material for additional information concerning the Meeting and the matters to be considered by shareholders. This proxy statement and the enclosed GREEN proxy card are first being sent to shareholders on or about
June 12, 2015.

INTRODUCTION

The Board of Directors has determined to present one matter to be voted upon at the Meeting: the election of four directors. A stockholder affiliated with us has notified management that it intends to nominate three directors at the Meeting and to submit two proposals: (i) a non-binding proposal that the Board consider adopting a plan to maximize shareholder value within a reasonable period of time, and (2) a binding proposal to terminate the Fund's investment advisory agreement with BDCA Adviser, LLC ("BDCA Adviser"). There is a dispute between the Fund's management and us as to whether we are entitled to present our nominations and both proposals at the Meeting.We have filed a lawsuit (available at http://www.bulldoginvestorsproxymaterials.com) in Maryland state court for, among other things, a declaration that our nominees and proposals may be presented at the Meeting. We are soliciting a proxy to vote your shares FOR the election of our nominees as directors and FOR the two stockholder proposals. We intend to deliver a proxy statement and form of proxy to all holders of the Fund's voting shares. Unless we prevail in our lawsuit, the green proxy card may only be counted toward a quorum.

We are soliciting a proxy to vote your shares FOR the election of the nominees named below and FOR the shareholder proposals.

REASONS FOR THE SOLICITATION

As of December 31, 2014, the shares of the Fund were trading at a discount of 28% below their net asset value ("NAV"). We believe shareholders should terminate the Fund's investment advisory agreement to reduce expenses and have an opportunity to realize a price much closer to NAV for their shares. Toward those ends, we are seeking to present the aforementioned proposals and to elect directors who are committed to maximizing shareholder value.

HOW PROXIES WILL BE VOTED

If you complete and return a GREEN proxy card to us, and unless you direct otherwise, your shares will be voted FOR the election of the nominees named below and FOR the shareholder proposals. In addition, you will be granting the proxy holders discretionary authority to vote on any other matters that may come before the Meeting.

VOTING REQUIREMENTS

A quorum for the transaction of business by the shareholders at the Meeting is a majority of the shares outstanding on the record date and entitled to vote. The election of a director requires the affirmative vote of a plurality of the votes cast. Thus, the four nominees receiving the greatest number of votes will be elected. The proposal that the Board consider adopting a plan to maximize shareholder value within a reasonable period of time will be approved if approved by a majority of the votes cast. The proposal to terminate the investment advisory agreement will be approved if the holders of (i) 67% of the shares present or (ii) 50% of the outstanding shares vote for it. An abstention or a broker non-vote is not a vote cast and thus will have no effect on the election of directors or whether the proposal that the Board consider adopting a plan to maximize shareholder value is approved. An abstention or a broker non-vote on the termination proposal will have the same effect as a vote against it. However, since this is a contested solicitation, we do not expect any broker non-votes.

REVOCATION OF PROXIES

You may revoke your proxy prior to its exercise by: (i) delivering a written revocation to us; (ii) executing and delivering a later dated proxy to the inspector of election; or (iii) voting in person at the Meeting. Attendance at the Meeting will not by itself revoke a proxy. There is no limit on the number of times you may revoke your proxy and only your most recent proxy will be counted.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board is comprised of four directors. The Board is nominating four persons and our affiliate intends to nominate the three persons named below. If our nominees are elected, the fourth director elected will be the nominee of the Board that receives the most votes. Each of our nominees has consented to being named in this proxy statement and to serve as a director if elected. None of our nominees is an interested person of the Fund and none owns any shares of the Fund. There are no arrangements or understandings between Bulldog Investors or any of its affiliates and any nominee in connection with the nominations. Please refer to the Fund's proxy soliciting material for additional information concerning the election of directors.

Gerald Hellerman (born 1937); 5431 NW 21st Avenue, Boca Raton, FL 33496 -
Mr. Hellerman owned and served as Managing Director of Hellerman Associates, a financial and corporate consulting firm, from 1993 to 2013. Mr. Hellerman is a director and chairman of the audit committee of Imperial Holdings, a director and chairman of the Audit Committee of MVC Capital, a director, chief compliance officer of the Mexico Equity and Income Fund and Special Opportunities Fund, Inc., and a director for Ironsides Partners Opportunity Offshore Fund. Mr. Hellerman also served as a financial analyst and later as a branch chief with the U.S. Securities & Exchange Commission over a ten-year period, as Special Financial Advisor to the U.S. Senate Subcommittee on Antitrust and Monopoly for four years, and as the Chief Financial Analyst of the Antitrust Division of the U.S. Department of Justice for 17 years.

Andrew Dakos (born 1966); Park 80 West, Plaza Two, 250 Pehle Ave., Suite 708, Saddle Brook, NJ 07663 -- Mr. Dakos is a member of Bulldog Investors, LLC, the investment adviser of Special Opportunities Fund, Inc. and the investment partnerships comprising the Bulldog Investors group of private funds. He also is a manager of Kimball & Winthrop, LLC, the managing general partner of Bulldog Investors General Partnership, since 2012. From 2001-2012, Mr. Dakos was a member of the general partners of several private funds in the Bulldog Investors group of private funds and in 2012 became a member of Bulldog Holdings, LLC which became the sole owner of such general partners. Mr. Dakos has been a director of Special Opportunities Fund, Inc., a closed-end fund, since 2009, and the Mexico Equity and Income Fund, Inc., a closed-end fund, since 2001. He has also been a director of Imperial Holdings, Inc., a specialty finance company, since 2012, and Brantley Capital Corporation, a business development company, intermittently from 2005-2013. From
2009-2012 he served as Chief Compliance Officer of Bulldog Investors, LLC.

Richard Cohen (born 1954); Lowey Dannenberg Cohen & Hart, P.C., One North Broadway, 5th Floor, White Plains, New York 10601-2310 - Since 1998,
Mr. Cohen has been employed as a lawyer by Lowey Dannenberg Cohen & Hart, P.C., a law firm that represents investors and directors in public companies, including closed-end funds. He has been a Director of Lowey Dannenberg since 2005, served as its President from 2008-2014 and became the Chairman in 2015. He served as a Director, and was on the audit, compensation and nominating committee of, MGT Capital Corporation from 2011-2012. Mr. Cohen has represented institutional investors in a number of stockholder voting rights and corporate governance cases, and has advised boards of directors of public companies for more than 30 years.

Unless instructions to the contrary are given, your proxy will be voted in favor of each of the aforementioned nominees.

PROPOSAL 2: THE SHAREHOLDERS REQUEST THAT THE BOARD OF DIRECTORS CONSIDER ADOPTING A PLAN TO MAXIMIZE SHAREHOLDER VALUE WITHIN A REASONABLE PERIOD OF TIME.

Adoption of this non-binding proposal will direct the Board to consider adopting a plan to maximize shareholder value within a reasonable period of time. However, the board has the sole power to determine whether to adopt such a plan and to determine its attributes.

Unless instructions to the contrary are given, your proxy will be voted in favor of this proposal.

PROPOSAL 3: THE INVESTMENT ADVISORY AGREEMENT BETWEEN THE FUND AND BDCA ADVISER SHALL BE TERMINATED.

The Investment Company Act of 1940 requires that stockholders be able to vote to terminate a fund's investment advisory agreement "at any time."
The Fund's advisory agreement provides for BDCA Adviser to receive a per annum base fee of 2% of The Fund's gross assets plus an incentive fee of 20% of its net realized capital gains. In order to reduce the Fund's costs and maximize shareholder value within a reasonable period of time, we believe the investment advisory agreement should be terminated and the Fund should be managed internally under the Board's supervision.

Unless instructions to the contrary are given, your proxy will be voted in favor of this proposal.

THE SOLICITATION

We intend to solicit proxies by mail, and may utilize other means, e.g., telephone or the internet. Our proxy materials are available at: www.bulldoginvestorsproxymaterials.com. Persons affiliated with or employed by us may assist us in the solicitation of proxies. Banks, brokerage houses and other securities intermediaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, we and our clients will bear all of the expenses related to this proxy solicitation. Because we believe that all shareholders will benefit from this solicitation, we intend to seek, subject to any applicable regulatory requirements, reimbursement of our expenses from the Fund. Shareholders will not be asked to vote on the reimbursement of these expenses, which we estimate will total $100,000.

PARTICIPANTS

Bulldog Investors, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663, is the soliciting stockholder and as of June 10, 2015 beneficially owns 1,097,407 shares on behalf of clients which were purchased at various times beginning on September 19, 2014. No "participant" has any direct or indirect arrangement or understanding with any person with respect to any securities of the Fund or with respect to future employment by the Fund or any of its affiliates or to any future transactions to which the Fund or any of its affiliates will or may be a party. A "participant," as defined by the SEC, includes Bulldog Investors, the nominees designated above, and each client advised by Bulldog Investors. The SEC's definition of a "participant" may be misleading because it suggests that a "participant" has a greater role in a solicitation than may be the case.

June 12, 2015







PROXY CARD

THIS PROXY IS SOLICITED BY BULLDOG INVESTORS, LLC IN OPPOSITION TO THE BOARD OF DIRECTORS OF BDCA VENTURE, INC. (THE "FUND") FOR THE FUND'S 2015 ANNUAL MEETING OF SHAREHOLDERS (THE "MEETING").

The undersigned hereby appoints Phillip Goldstein, Rajeev Das, and Andrew Dakos and each of them, as the undersigned's proxies, with full power of substitution, to attend the Meeting and any adjourned or postponed Meeting, and to vote on all matters that come before the Meeting the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate [  [.)

1. ELECTION OF DIRECTORS (NOTE: THIS PROXY IS ONLY AUTHORIZED TO VOTE (OR TO WITHHOLD AUTHORITY) FOR THE FOLLOWING THREE NOMINEES AND WILL NOT BE USED TO ELECT A FOURTH DIRECTOR)

[  ] FOR GERALD HELLERMAN 		[  ] WITHHOLD AUTHORITY

[  ] FOR ANDREW DAKOS 			[  ] WITHHOLD AUTHORITY

[  ] FOR RICHARD COHEN 			[  ] WITHHOLD AUTHORITY

2. THE SHAREHOLDERS REQUEST THAT THE BOARD OF DIRECTORS CONSIDER ADOPTING A PLAN TO MAXIMIZE SHAREHOLDER VALUE WITHIN A REASONABLE PERIOD OF TIME.

FOR [   ]			AGAINST [   ]			ABSTAIN [   ]

3. THE INVESTMENT ADVISORY AGREEMENT BETWEEN THE FUND AND BDCA ADVISER SHALL BE TERMINATED.

FOR [   ]			AGAINST [   ]			ABSTAIN [   ]

Please sign and date below. Your shares will be voted as directed. If no direction is made, this proxy will be voted FOR the election of the nominees named above, FOR Proposal 2, and FOR Proposal 3. The undersigned hereby acknowledges receipt of the proxy statement dated June 12, 2015 of Bulldog Investors and revokes any proxy previously executed.




Signature(s) ___________________________________  	Dated: _______________